Exhibit 99.3


          NEW JERSEY RESOURCES CORPORATION CUSTOMER AUTHORIZATION CARD

                      AUTOMATIC DIVIDEND REINVESTMENT PLAN

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the shares of Common Stock offered pursuant to the Plan. Receipt by me of such Prospectus is hereby acknowledged. I hereby appoint the Plan Administrator, The First National Bank of Boston, to act as my agent under the Plan and authorize the Plan Administrator to take all action provided for in the Plan. Capitalized terms used herein are used as defined in the Prospectus. I understand that I may terminate participation in the Plan at any time by written notice to The First National Bank of Boston, Dividend Reinvestment Plan, Mail Stop 45-01-06, P.O. Box 1681, Boston, MA 02105-1681.

Do not return this card unless you intend to participate in the Plan since this card authorizes The First National Bank of Boston to enroll your account in the Plan.

Please See Reverse of Card

THIS IS NOT A PROXY         All persons whose names appear on
                            this card must sign this Authorization.

                                                        -----------------------

                                                        -----------------------
                                                           Signature(s) of
                                                           Registered Owner(s)

                      PLEASE READ CAREFULLY BEFORE SIGNING



                                           Automatic Dividend Reinvestment Plan
                                                    Customer Authorization Card
New Jersey Resources Corporation



I certify that I am a customer of New Jersey Natural
Gas Company and I wish to participate in the Automatic
Dividend Reinvestment Plan (the "Plan") for the purchase of whole shares and fractional share interests of New
Jersey Resources Corporation's Common Stock.
Enclosed is a check for $_______________ (not less than $25) to make my initial investment in the Plan.

I understand that all future dividends on all shares of Common Stock hereafter registered in my name will be reinvested. I may also make optional cash payments. Dividends on Plan shares will be automatically reinvested.




PLEASE READ                                  -----------------------------------
CAREFULLY --                                 Name account is to be registered in
THIS IS NOT A
PROXY
If address is not properly shown,            -----------------------------------
please correct before returning.             Joint Owner (if applicable)
Please see reverse of card.

                                             -----------------------------------
                                             Social Security Number (Required)